SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ECAMPUSCASH INC**, did on August 9, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 10, 2010.

ROSS MILLER
Secretary of State

Certified By: Denise Repp
Certificate Number: C20100809-3108
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100594908-78
[signature]	Filing Date and Time 08/09/2010 3:00 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0383262010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	eCampusCash Inc
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: EastBiz.com, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000 — Par value per share: $ 1.00 — Number of shares without par value: ___
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Kishore Mamillapalli (Name) 14545 Friar St #210 (Street Address), Van Nuys (City), CA (State), 91411 (Zip Code) 2) ___ (Name) Street Address: ___ City: ___ State: ___ Zip Code: ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Claire Reid (Name) — X [signature] (Incorporator Signature) 5348 Vegas Drive (Address), Las Vegas (City), NV (State), 89108 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 08/09/2010 (Date)

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090101

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 20110215898-47
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/23/2011 11:45 AM
	Entity Number E0383262010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
ECAMPUSCASH INC

2. The articles have been amended as follows: (provide article numbers, if available)
100,000,000 COMMON SHARES PAR VALUE @ $.001
25,000,000 PREFERRED SHARES @ PAR VALUE $.001

3. The undersigned declare that they constitute **at least two-thirds** of the following:
(check only one box) ☐ incorporators ☒ board of directors

4. Effective date of filing: (optional) 3/21/2011
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090501

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110300109-17
	Filing Date and Time 04/21/2011 8:39 AM
	Entity Number E0383262010-8

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

eCampusCash Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
eCampusCash Inc

2. The articles have been amended as follows: (provide article numbers, if available)
see attached
designation of shares $175.00

3. The undersigned declare that they constitute **at least two-thirds** of the following:
(check only one box) ☒ incorporators ☐ board of directors

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ____________________
Authorized Signature

X ____________________
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment and Restatement
of
Articles of Incorporation
of
eCampusCash Inc.

a Nevada Corporation

The undersigned, Kishore Mamillapalli, hereby certifies as follows:

1. He is the duly elected and acting President of eCampusCash Inc., a Nevada corporation (the "Corporation").

2. On April 18, 2011, the Board of Directors of the Corporation unanimously approved the amendment and restatement of the Corporation's Articles of Incorporation, pursuant to Section 78.380 of the Nevada Revised Statutes.

3. The undersigned affirmatively declares that, to the date of this Certificate, no stock of the corporation has been issued.

4. The Corporation's Articles of Incorporation are hereby amended and restated to read in full as follows:

Amended and Restated Articles of Incorporation of eCampusCash Inc.

a Nevada Corporation

ARTICLE I. NAME

The name of the corporation is eCampusCash Inc. (the "Corporation").

ARTICLE II. PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

ARTICLE III. CAPITAL STOCK

3.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred twenty five million (125,000,000), with such shares to be designated respectively as "Class A Common Stock," "Class B Common Stock" and "Preferred Stock" divided as follows:

(a) Class A Common Stock. The total number of authorized shares of Class A Common Stock shall be ninety-five million (95,000,000) shares, with a par value of $.001 per share.

(b) Class B Common Stock. The total number of authorized shares of Class B Common Stock shall be five million (5,000,000) shares, with a par value of $.001 per share.

(c) Preferred Stock. The total number of authorized shares of Preferred Stock shall be twenty-five million (25,000,000) shares, with a par value of $.001 per share.

(d) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

3.2 Class A Common Stock Voting Rights. The holders of shares of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock held by them on all matters submitted to the stockholders of the Corporation for a vote; provided, however, that the holders of the Class A Common Stock will be entitled to vote as a separate class on any amendments to the Articles of Incorporation or any merger which would adversely affect their rights, privileges or preferences, or any liquidation or dissolution in which such holders would receive securities with rights, privileges or preferences less beneficial than those held by them as holders of Class A Common Stock.

3.3 Class B Voting Common Stock Voting Rights. The holders of shares of Class B Common Stock shall be entitled to one hundred (100) votes per one share of Class B Common Stock held by them on all matters submitted to the stockholders of the Corporation for a vote.

3.4 Other Rights, Preferences and Privileges of Class A Common Stock and Class B Common Stock. Except as otherwise specifically set forth herein, all shares of Class A Common Stock and Class B Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, or any liquidation or dissolution of the Corporation.

3.5 Conversion. Any holder of shares of Class B Common Stock may, at any time by written notice to the Company, convert any or all of the shares of Class B Common Stock held into shares of Class A Common Stock, on a share-for-share basis.

3.6 Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

ARTICLE IV. DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws.

ARTICLE V. ELECTION OF DIRECTORS

Unless the bylaws of the Corporation provide for the division of the directors into classes and except as may otherwise be provided in the bylaws of the Corporation, all directors shall be elected to hold office until their respective successors are elected and qualified, or until their earlier resignation or removal, at the annual meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.

ARTICLE VI. DIRECTORS' AND OFFICERS' LIABILITY

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment and Restatement as of the 18th day of April, 2011.

Kishore Mamillapalli, President

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20110517762-12
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/13/2011 8:00 AM
	Entity Number E0383262010-8

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

eCampusCash Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: August 10, 2010

4. Description of the inaccuracy or defect:

The originally filed Articles of Incorporation for the entity incorrectly stated that the par value of shares authorized by the entity was $1.00 per share.

5. Correction of the inaccuracy or defect:

The par value of shares authorized by the entity is $0.001 per share.

6. Signature:

X

Authorized Signature | President **Title *** | 07/13/2011 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.